EXHIBIT 99.1

Ark Restaurants Announces Financial Results for the
Second Quarter of 2015

CONTACT:

Robert Stewart

(212) 206-8800
bstewart@arkrestaurants.com

NEW YORK, New York – May 8, 2015 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the second quarter ended March 28, 2015.

Total revenues for the three-month period ended March 28, 2015 were $31,548,000 versus $31,037,000 for the three months ended March 29, 2014. The three-month period ended March 28, 2015 includes incremental revenues of $4,288,000 related to our two Rustic Inn properties in Florida, the Rustic Inn Ft. Lauderdale which was acquired on February 24, 2014 and the Rustic Inn Jupiter which was opened on January 26, 2015. The three-month period ended March 29, 2014 included revenues of $1,749,000 related to four properties closed subsequent to the quarter-end, due to lease expirations.

Total revenues for the six-month period ended March 28, 2015 were $64,906,000 versus $63,176,000 for the six months ended March 29, 2014. The six-month period ended March 28, 2015 includes incremental revenues of $7,480,000 related to our two Rustic Inn properties in Florida. The six-month period ended March 29, 2014 included revenues of $3,443,000 related to four properties closed subsequent to the quarter-end due to lease expirations.

The Company’s same store sales decreased 6.1% for the three-month period ended March 28, 2015 compared to the same three month period the prior year. This is attributable to decreased sales at our Las Vegas properties and in addition, the ownership of our Tampa and Hollywood casino properties eliminated discounted complimentaries which represented a significant portion of sales for both properties.

The Company’s EBITDA, adjusted for non-cash stock option expense and non-controlling interests, for the three-month period March 28, 2015 was $490,000 versus $1,124,000 during the same three-month period last year. Net loss for the three-month period ended March 28, 2015 was ($583,000), or ($0.17), per basic and diluted share as compared to ($174,000), or ($0.05) per basic and diluted share, for the same three-month period last year. Included in the net loss for the three-month period ended March 28, 2015 are pre-opening and early operating losses of approximately $500,000 related to the new Rustic Inn in Jupiter, Florida, which opened on January 26, 2015.

The Company’s EBITDA adjusted for non-cash stock option expense and non-controlling interests for the six-month period ended March 28, 2015 was $2,821,000 versus $3,325,000 during the same six-month period last year. Net income for the six-month period ended March 28, 2015 was $140,000, or $0.04 per basic share and diluted share, as compared to net income of $389,000, or $0.12 per basic, $0.11 per diluted share, for the same six-month period last year. Included in net income for the six-month period ended March 28, 2015 are pre-opening and early operating losses of approximately $666,000 related to the new Rustic Inn in Jupiter, Florida, which opened on January 26, 2015.

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As of March 28, 2015 the Company had cash and cash equivalents totaling $6,203,000. The Company has a bank note for the purchase of membership interests in Ark Hollywood/Tampa Investment, LLC and the purchase of The Rustic Inn in Dania Beach, Florida with an outstanding balance of $6,332,000 at March 28, 2015.

Ark Restaurants owns and operates 21 restaurants and bars, 19 fast food concepts and catering operations primarily in New York City, Florida, Washington, D.C. and Las Vegas, NV. Five restaurants are located in New York City, three are located in Washington, D.C., six are located in Las Vegas, Nevada, three are located in Atlantic City, New Jersey, one is located at the Foxwoods Resort Casino in Ledyard, Connecticut, one is located in Boston, Massachusetts and two are located in Florida. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel’s room service, banquet facilities, employee dining room and six food court concepts; one bar within the Venetian Casino Resort and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino and a restaurant in the Tropicana Hotel and Casino. The operations at the Foxwoods Resort Casino include one fast food concept and one restaurant. In Boston, Massachusetts, the Company operates a restaurant in the Faneuil Hall Marketplace. The Florida operations include two Rustic Inn’s, one in Dania Beach, Florida and one in Jupiter, Florida and the operation of five fast food facilities in Tampa, Florida and seven fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations.

Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve unknown risks, and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

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ARK RESTAURANTS CORP.

Consolidated Statements of Income

For the 13 and 26-week periods ended March 28, 2015 and March 29, 2014

(In Thousands, Except per share amounts)

	13 weeks ended	13 weeks ended	26 weeks ended	26 weeks ended
	March 28,	March 29,	March 28,	March 29,
	2015	2014	2015	2014

TOTAL REVENUES	$31,548	$31,037	$64,906	$63,176

COST AND EXPENSES:

Food and beverage cost of sales	9,171	8,373	17,918	16,227
Payroll expenses	11,285	10,559	22,139	21,038
Occupancy expenses	3,823	4,154	8,016	8,555
Other operating costs and expenses	4,374	4,322	8,614	8,529
General and administrative expenses	2,431	2,374	5,431	5,223
Depreciation and amortization	1,098	1,106	2,203	2,253

Total costs and expenses	32,182	30,888	64,321	61,825

OPERATING INCOME (LOSS)	(634)	149	585	1,351

OTHER (INCOME) EXPENSE:

Interest (income) expense, net	45	33	102	46
Other (income) expense, net	(64)	(115)	(121)	(181)
Total other income, net	(19)	(82)	(19)	(135)

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	(615)	231	604	1,486

Provision (benefit) for income taxes	(173)	81	168	480

CONSOLIDATED NET INCOME (LOSS)	(442)	150	436	1,006

Net income attributable to non-controlling interests	(141)	(324)	(296)	(617)

NET INCOME (LOSS) ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$(583)	$(174)	$140	$389

NET (LOSS) INCOME PER ARK RESTAURANTS CORP. COMMON SHARE:
Basic	$(0.17)	$(0.05)	$0.04	$0.12
Diluted	$(0.17)	$(0.05)	$0.04	$0.11

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,382	3,262	3,380	3,259
Diluted	3,382	3,262	3,490	3,405

EBITDA Reconciliation:
Pre tax income	$(615)	$231	$604	$1,486
Depreciation and amortization	1,098	1,106	2,203	2,253
Interest expense, net	45	33	102	46
EBITDA (a)	$528	$1,370	$2,909	$3,785

EBITDA adjusted for non-cash stock option expense, and non-controlling interests:
EBITDA (as defined) (a)	$528	$1,370	$2,909	$3,785
Net income attributable to non-controlling interests	(141)	(324)	(296)	(617)
Non-cash stock option expense	103	78	208	157
EBITDA, as adjusted	$490	$1,124	$2,821	$3,325

(a)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company’s past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.
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